As filed with the Securities and Exchange Commission on July 16, 2010
Registration No. 333-137770

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________

Post-Effective Amendment No. 1 to
FORM S-8
Registration Statement
under the Securities Act of 1933

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ROYAL FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1636029 (I.R.S. Employer Identification No.)

9226 S. Commercial Avenue
Chicago, Illinois 60617
(Address, including zip code of registrant’s principal executive office)
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ROYAL FINANCIAL, INC. 2005 STOCK OPTION PLAN

ROYAL FINANCIAL, INC. 2005 RECOGNITION AND RETENTION PLAN,
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008
(Full title of the plans)
___________
Leonard Szwajkowski
President and Chief Executive Officer
Royal Financial, Inc.
9226 S. Commercial Avenue
Chicago, Illinois 60617
(773) 768-4800
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jennifer Durham King, Esq.
Vedder Price P.C.
222 North LaSalle Street
Chicago, Illinois  60601
(312) 609-7500

___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT

Deregistration of Securities

Royal Financial, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 filed on October 3, 2006 (File No. 333-137770) (the “Registration Statement”) to deregister certain shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that were registered for issuance pursuant to the Royal Financial, Inc. 2005 Stock Option Plan and the Royal Financial, Inc. 2005 Recognition and Retention Plan, as amended and restated effective January 1, 2008 (collectively, the “Plans”).  A total of 370,300 shares of Common Stock were registered under the Registration Statement.

In connection with the Registrant’s filing of a Form 15 and suspension of duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to deregister any shares of Common Stock remaining unissued under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on July 16, 2010.

ROYAL FINANCIAL, INC. By:/s/Leonard Szwajkowski Leonard Szwajkowski President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James A. Fitch, Jr. and Leonard Szwajkowski, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign any and all amendments to this Registration Statement (including any post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/James A. Fitch, Jr.
James A. Fitch, Jr	Chairman of the Board	July 14, 2010

/s/Leonard Szwajkowski	Chief Executive Officer, President and Director
Leonard Szwajkowski	(principal executive officer)	July 14, 2010

/s/Jodi A. Ojeda	Chief Financial Officer
Jodi A. Ojeda	(principal financial and accounting officer)	July 14, 2010

/s/Alan W. Bird
Alan W. Bird	Director	July 14, 2010

/s/John T. Dempsey
John T. Dempsey	Director	July 14, 2010

/s/Roger L. Hupe
Roger L. Hupe	Director	July 14, 2010

/s/C. Michael McLaren
C. Michael McLaren	Director	July 14, 2010

/s/Rodolfo Serna
Rodolfo Serna	Director	July 14, 2010